UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 25, 2015

Date of Report (date of earliest event reported)

AMBARELLA, INC.

(Exact name of Registrant as specified in its charter)

Cayman Islands	001-35667	98-0459628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

3101 Jay Street

Santa Clara, CA 95054

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 734-8888

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On June 25, 2015, Ambarella, Inc. (the “Registrant”) and the owners (the “Sellers”) of VisLab S.r.l., an Italian limited liability corporation (“VisLab”) entered into a definitive purchase agreement (the “Agreement”) pursuant to which the Registrant acquired from the Sellers, on the same date, all of the capital of VisLab (the “Acquisition”). VisLab specializes in perception systems and autonomous vehicle research and is headquartered in Parma, Italy.

Under the terms of the Agreement, the Sellers received a total aggregate consideration of $30 million in cash. A portion of the consideration was placed into escrow to satisfy certain indemnification obligations of the Sellers described in the Agreement. The Agreement includes customary representations, warranties and indemnification provisions on the part of the Registrant and the Sellers.

The foregoing is a summary of the material provisions of the Agreement. This summary is not intended to be complete and is qualified in its entirety by reference to the Agreement, which the Registrant will file with the Securities and Exchange Commission.

Item 2.01 – Completion of Acquisition or Disposition of Assets.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 8.01 – Other Events.

On July 1, 2015, the Registrant issued a press release announcing the Acquisition. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

None are required pursuant to Regulation S-X.

(b) Pro Forma Financial Information.

None are required pursuant to Regulation S-X.

(c) N/A

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated July 1, 2015.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2015	Ambarella, Inc.

/s/ George Laplante
George Laplante Chief Financial Officer